EXHIBIT 1.1

Execution Version

CALIFORNIA RESOURCES CORPORATION
6,000,000 SHARES OF COMMON STOCK ($0.01 PAR VALUE PER SHARE)
EQUITY DISTRIBUTION AGREEMENT
November 16, 2018

November 16, 2018
To Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036
Mizuho Securities USA LLC
320 Park Avenue, 12th Floor
New York, New York 10022
SG Americas Securities, LLC
245 Park Avenue
New York, New York 10167
HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
Ladies and Gentlemen:
California Resources Corporation, a Delaware corporation (the “Company”), proposes to issue and sell through sales agents named in Schedule I hereto (each, a “Manager” and, collectively, the “Managers”), on the terms set forth in this equity distribution agreement (this “Agreement”), of up to 6,000,000 shares of its common stock, par value $0.01 (the “Shares”). The shares of common stock, par value $0.01, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-228426), including a prospectus, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule II hereto or otherwise approved in writing by the Managers in accordance with Section 6(b), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).
1.    Representations and Warranties. The Company represents and warrants to and agrees with each Manager that:
(a)    The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received from the Commission any notice objecting to the use of the Registration Statement as an automatic shelf registration statement.
(b)    (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied at the time it was filed with the Commission, complies as of the date hereof and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder.
(c)    (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the

Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package.
(d)    Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in a free writing prospectus, the Registration Statement or the Prospectus. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in a broadly available road show and the General Disclosure Package. Except for the Permitted Free Writing Prospectuses, if any, and electronic road shows, if any, furnished to and approved by the Managers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.
(e)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Time of Sale and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(f)    Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company or limited partnership, as applicable, and is in good standing under the laws of the jurisdiction of its incorporation or formation. Each of the Company and its subsidiaries has corporate, limited liability company or limited partnership, as applicable, power and authority to own or lease its respective properties and carry on its respective business as presently conducted, as described in each of the Registration Statement, the Prospectus and the General Disclosure Package. Each of the Company and its subsidiaries is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, to conduct business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”). All of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Company has been duly authorized and validly issued, is fully paid (to the extent required under such subsidiary’s limited liability company agreement or limited partnership agreement, as the case may be) and nonassessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act with respect to those subsidiaries of the Company that are limited liability companies and by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act with respect to that subsidiary of the Company that is a limited partnership) and is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.
(g)    This Agreement has been duly authorized, executed and delivered by the Company.
(h)    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package.
(i)    The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
(j)    The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and delivered to the Managers against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
(k)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement do not and will not (i) contravene any provision of applicable law or (ii) violate or constitute a breach of or a default (with the passage of time or otherwise) under: (A) the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, in each case, as amended; (B) any agreement or instrument to which the Company or any subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any subsidiary is subject; or (C) any judgment, order or decree of any court or governmental body, agency or authority presently in effect and applicable to the Company or any subsidiary, except, in the case of clauses (i), (ii)(B) and (ii)(C) above, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
(l)    Except as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which have, as the subject thereof, any property owned or leased by the Company or any of its subsidiaries which such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (iii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.
(m)    The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(n)    Except as otherwise disclosed in the General Disclosure Package or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Company and its subsidiaries and their respective operations and facilities are in compliance with applicable Environmental Laws; (ii) each of the Company and its subsidiaries holds and is in compliance with all permits, licenses or other governmental authorizations or approvals required for their operations under Environmental Laws; (iii) neither the Company nor any of its subsidiaries has received any written communication from a governmental authority or third party alleging that the Company or any of its subsidiaries is in violation of, or liable under, any Environmental Law; (iv) there are no claims, demands, actions or proceedings by a governmental authority or third party alleging a violation of, or liability under, applicable Environmental Laws that are pending or, to the Company’s knowledge, threatened against the Company or its subsidiaries; (v) neither the Company nor any of its subsidiaries has received any written notice asserting an alleged liability or obligation under any Environmental Law, including without limitation, CERCLA, or any comparable state laws, with respect to a site or facility requiring investigation, response or other corrective action; and (vi) there has been no Release or, to the Company’s knowledge, threatened Release of Hazardous Materials at, on, under or from any of the Company’s or its subsidiaries’ properties or, to the Company’s knowledge, any other location, that reasonably could be expected to give rise to any liability, or any remedial or corrective action obligations under any Environmental Law.
For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means all federal, state and local laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or occupational health and workplace safety (only to the extent relating to occupational exposures to Hazardous Materials), including without limitation, those relating to (i) the Release or threatened Release of Hazardous Materials; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Hazardous Materials. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment. “Hazardous Materials” means any material, substance, chemical, pollutant, contaminant, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous or toxic, or that is classified or regulated as such under Environmental Laws and any other substance that could reasonably be expected to give rise to liability under Environmental Laws. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
(o)    Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(p)    (i) In the preceding five years, none of the Company or its subsidiaries or affiliates, or any director, officer or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government, a public international organization, any department thereof, or of any government-owned or controlled entity, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action for the purpose of obtaining or retaining business or favorable governmental action or to otherwise secure any improper advantage, or to any person in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all other similar or equivalent anticorruption and/or anti-bribery laws applicable to the Company and its subsidiaries and affiliates (“Applicable Anti-Corruption Laws”); (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with Applicable Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Applicable Anti-Corruption Laws.
(q)    The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all financial recordkeeping and reporting requirements applicable to the Company and its subsidiaries, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(r)    (i)    None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:
(A)    a person identified by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) on the Specially Designated Nationals and Blocked Persons List or the Sectoral Sanctions Identifications List pursuant to any financial sanctions administered or enforced by OFAC, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or
(B)    located, organized or resident in a country or territory that is the subject of Sanctions amounting to a comprehensive embargo (including, currently, Crimea, Cuba, Iran, North Korea and Syria).
(ii)    The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions amounting, in the case of any country or territory, to a comprehensive embargo; or
(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as agent, advisor, investor or otherwise).
(iii)    The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(s)    Except as disclosed in the General Disclosure Package, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, (i) there has been no Material Adverse Change, or any development that is reasonably likely to result in a Material Adverse Change; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock. The Company and each of its subsidiaries have good and defensible title to all the properties and assets reflected as owned in the financial statements referred to in the General Disclosure Package, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (A) as disclosed in the General Disclosure Package, or (B) as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary will be held under valid and, to the knowledge of the Company, enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
(t)    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.
(u)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Registration Statement, the Prospectus and the General Disclosure Package, or, to the knowledge of the Company, is imminent.
(v)    Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for companies engaged in similar businesses in similar industries. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

(w)    Except as otherwise disclosed in the General Disclosure Package, the Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate its properties and to conduct its business, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change.
(x)    The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and that include those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with the authorizations of management and the directors of the Company; (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could result in a Material Adverse Change in the Company’s financial statements; and (iv) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(y)    The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(f) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rules 13a-15 and 15-d-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.
(z)    The Company and its subsidiaries have filed all necessary federal, state, local and foreign tax returns or have properly requested extensions thereof, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP, and, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(aa)    Ryder Scott Company, L.P., a reserve engineer that audited the Company’s estimated net proved oil and natural gas reserves held by the Company and its subsidiaries as of December 31, 2017, has represented to the Company, and the Company believes it to be, as of the date of preparation of such reserve report, and, as of the date hereof, an independent petroleum engineer with respect to the Company.
(bb)    The Company’s estimated proved reserves attributed to the oil and gas properties of the Company and its subsidiaries audited by Ryder Scott Company, L.P. accurately reflects in all material respects the ownership interests of the Company and its subsidiaries in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Prospectus Supplement, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the General Disclosure Package and the reserve report; and estimates of such reserves and present values as described in the General Disclosure Package and reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.
2.    Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Manager agree that the Company may from time to time seek to sell Shares through the Managers, acting as sales agents as follows:
(a)    The Company may submit its orders to the applicable Manager by telephone or by electronic mail (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be confirmed by such Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.
(b)    Subject to the terms and conditions hereof, the applicable Manager shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares with respect to which such Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that such Manager will be successful in selling the Shares, (ii) such Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) such Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement.
(c)    The Managers hereby covenant and agree not to make any sales of the Shares on behalf of the Company, pursuant to this Section 2(c), other than (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus to the Exchange in accordance with Rule 153 of the Securities Act and (ii) such other sales of the Shares on behalf of the Company in their capacity as agents of the Company as shall be agreed by the Company and such Managers.
(d)    The Company shall not authorize the issuance and sale of, and the applicable Manager shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or such Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the receipt or giving of such notice, as applicable.
(e)    If acting as sales agent hereunder, the applicable Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the price or prices at which such Shares were sold on such day, (iii) the gross offering proceeds received from such sale, (iv) the Net Proceeds (defined below) to the Company and (v) the commission payable by the Company to such Manager with respect to such sales.
(f)    At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the applicable Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.
(g)    Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the applicable Manager, no sales of Shares shall take place, and the Company shall not request the sale of any Shares that would be sold, and such Manager shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.
3.    Fee.
(a)    The compensation to each Manager for sales of the Shares with respect to which such Manager acts as sales agent hereunder shall be no greater than 2.00% of the gross offering proceeds of the Shares sold pursuant to this Agreement. For each sale of Shares, the amount of sale proceeds remaining after payment of such Manager’s fee shall constitute the net proceeds to the Company for such sale of Shares (the “Net Proceeds”).
(b)    If this Agreement is terminated by the Company in accordance with the provisions of Section 10 and, at the time of the Company’s notice of termination, the number of the Shares sold pursuant to this Agreement is less than 6,000,000, the Company shall reimburse the Managers for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of one outside counsel for the Managers incurred by it in connection with the offering contemplated by this Agreement, provided that such reimbursement shall not exceed the amounts actually incurred and reimbursable pursuant to Section 6(i) hereof through the date of such termination.
4.    Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the applicable Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Company written notice of such designee prior to the applicable Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (a) hold such Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (b) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.
5.    Conditions to the Managers’ Obligations. The obligations of each Manager hereunder with respect to any order submitted by the Company to such Manager to sell Shares are subject to the following conditions:
(a)    Since the later of (i) the date of this Agreement and (ii) the immediately preceding Representation Date: (A) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and (B) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in such Manager’s judgment, is material and adverse and that makes it, in such Manager’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.
(b)    The Managers shall have received on each date specified in Section 6(l) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(ii)(A) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the General Disclosure Package.
The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.
(c)    The Managers shall have received on each date specified in Section 6(m) an opinion of Vinson & Elkins L.L.P., outside counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Managers.
(d)    The Managers shall have received on each date specified in Section 6(n) an opinion of Latham & Watkins LLP, counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.
The opinion of counsel for the Company described in Section 5(c) above shall be rendered to the Managers at the request of the Company and shall so state therein.
(e)    The Managers shall have received on each date specified in Section 6(o), a letter dated such date in form and substance satisfactory to the Managers, from KPMG LLP, independent registered public accountants for the Company, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.
(f)    The Managers shall have received on each date specified in Section 6(o), a letter dated such date in form and substance satisfactory to the Managers, from Ryder Scott Company, L.P., independent reserve engineer for the Company, (i) confirming that, as of the date of its most recent reserve report for the Company, it was an independent reserve engineer for the

Company and (ii) as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its audit letter.
(g)    All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
(h)    The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.
(i)    The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
6.    Covenants of the Company. The Company covenants with each Manager as follows:
(a)    To furnish to the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus, as amended or supplemented) in such quantities as the Managers may from time to time reasonably request. In case a Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of such Manager, and at its own expense, the Company shall prepare and deliver to such Manager as many copies as such Manager may reasonably request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.
(b)    Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Managers reasonably object (other than a prospectus supplement or amendment relating solely to the offering of Shelf Securities other than the Shares). To furnish to the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Managers reasonably object, in each case in connection with the Shares. Not to take any action that would result in a Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Manager that such Manager otherwise would not have been required to file thereunder.
(c)    To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the Net Proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).
(d)    To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to each Manager via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by such Manager and, at such Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.
(e)    During the Delivery Period to advise each Manager, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain its withdrawal.
(f)    If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Managers as many copies as the Managers may reasonably request of such amendment or supplement.
(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares).

(h)    To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder.
(i)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable and documented fees and disbursements of outside counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of outside counsel to the Managers incurred in connection with the offering contemplated by this Agreement, including any review and qualification by the Financial Industry Regulatory Authority, provided that reimbursement pursuant to this clause (iv) shall not exceed $75,000 through December 31, 2018 and not to exceed a total aggregate amount of $25,000 for each quarterly period thereafter, (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 3 and Section 8, each Manager will pay all of its costs and expenses, including any advertising expenses connected with any offers such Manager may make.
(j)    If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement that is declared effective by, or becomes effective upon filing with, the Commission).
(k)    To use its commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(l)    Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement or amendment relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a current report on Form 8-K, unless the Managers shall otherwise reasonably request) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such Representation Date, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.
(m)    On each Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinion of Vinson & Elkins L.L.P., outside counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the time of delivery of such opinion.
(n)    On each Representation Date, Latham & Watkins LLP, counsel to the Managers, shall furnish to the Managers a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers.
With respect to Sections 6(m) and 6(n) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter to the effect that the Managers may rely on a prior opinion delivered under Section 6(m) or Section 6(n), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).
(o)    Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished to the Commission by the Company any document which contains additional or amended financial information, including any earnings release or, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information, KPMG LLP, independent registered public accountants of the Company, shall deliver to the Managers the comfort letter(s) described in Section 5(e), and Ryder Scott Company, L.P. independent reserve engineer for the Company, shall deliver to the Managers the letter described in Section 5(f).

(p)    To comply with any customary and reasonable due diligence requests by the Managers or their agents in connection with the transactions contemplated hereby.
(q)    To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.
(r)    That it consents to each Manager trading in the Common Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
(s)    That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus, as amended and supplemented, relating to such Shares).
(t)    Prior to instructing a Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and such Manager), the Company’s board of directors or a committee thereof authorized by either such board of directors or any authorized committee thereof (i) shall have approved the minimum price and maximum number of Shares to be sold on such day and (ii) shall have provided to the Company an authorizing resolution approving such price and number. The instructions provided to a Manager by the Company, pursuant to Section 2, on such day shall reflect the terms of such authorizing resolution.
(u)    Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, without (A) giving the applicable Manager at least two business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the applicable Manager suspending activity under this program for such period of time as requested by the Company, except for (ii) the registration of the Shares and the sales through the Managers pursuant to this Agreement, (iii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iv) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans or long term incentive plan of the Company or (v) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period.
7.    Covenants of the Managers. Each Manager covenants with the Company not to take any action that would result in the Company being required to file with the Commission under

Rule 433(d) a free writing prospectus prepared by or on behalf of each Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.
8.    Indemnity and Contribution.
(a)    The Company agrees to indemnify and hold harmless each Manager, each person, if any, who controls such Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of such Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Manager furnished to the Company in writing by the Managers expressly for use therein.
(b)    Each Manager severally, and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Managers, but only with reference to information relating to a Manager furnished to the Company in writing by such Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)    To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Managers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Managers, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by each Manager. The relative fault of the Company, on the one hand, and the Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)    The Company and each Manager agrees that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of a Manager, any person controlling a Manager or any affiliate of a Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
9.    Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
10.    Termination.
(a)    The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement or any Manager’s obligations hereunder in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Managers for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b)    Each Manager, as to itself, shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under this Agreement in its sole discretion at any time; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the other Managers that have not so terminated their obligations. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Managers for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)    This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or 10(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this Section 10(c) shall in all cases be deemed to provide that Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect.
(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the applicable Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.
11.    Entire Agreement.
(a)    This Agreement represents the entire agreement between the Company and each Manager with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.
(b)    The Company acknowledges that in connection with the offering of the Shares: (i) each Manager has acted and will act at arm’s length and owes no fiduciary duties to, the Company or any other person, (ii) each Manager owes the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) each Manager may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.
12.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
13.    Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with the laws of, the State of New York without regard to its choice of law provisions.
14.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
15.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to each Manager shall be delivered, mailed or sent to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (Attn: General Counsel); Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: ECM Legal; Mizuho Securities USA LLC, 320 Park Avenue, 12th Floor, New York, New York 10022 (Attn: Office of the General Counsel); SG Americas Securities, LLC, 245 Park Avenue, New York, New York 10167 and HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018; and if to the Company shall be delivered, mailed or sent to California Resources Corporation, 27200 Tourney Road, Suite 315, Santa Clarita, California 91355 (Attn: Marshall D. Smith).
16.    Assignment. The parties hereby agree that BofA Merrill Lynch may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of BofA Merrill Lynch’s investment banking or related business may be transferred following the date of this Agreement.

[Signature page follows]

Very truly yours,

CALIFORNIA RESOURCES CORPORATION

By:	/s/ Marshall D. Smith
	Name:	Marshall D. Smith
	Title:	Senior Executive Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

Accepted as of the date
first written above

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ P.R. Ballard
	Name:	P.R. Ballard
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Ben T. Lett
	Name:	Ben T. Lett
	Title:	Vice Chair M&A

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen Roney
	Name:	Stephen Roney
	Title:	Managing Director

SG AMERICAS SECURITIES, LLC

By:	/s/ Elizabeth W. Hunter
	Name:	Elizabeth W. Hunter
	Title:	Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Jeffrey Nicklas
	Name:	Jeffrey Nicklas
	Title:	Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I
Managers
1.    Citigroup Global Markets Inc.
2.    Merrill Lynch, Pierce, Fenner & Smith
Incorporated
3.    Mizuho Securities USA LLC
4.    SG Americas Securities, LLC
5.    HSBC Securities (USA) Inc.

I-1

SCHEDULE II
Permitted Free Writing Prospectuses
None.

II-1

Exhibit A
[[NAME OF MANAGER] Letterhead]
_______________, 20___
California Resources Corporation
27200 Tourney Road, Suite 315
Santa Clarita, California 91355
Attention: ____________________
VIA ELECTRONIC MAIL
TRANSACTION CONFIRMATION
Dear _______________:
This Confirmation sets forth the terms of the agreement of [NAME OF MANAGER] (the “Manager”) with California Resources Corporation (the “Company”) relating to the sale of up to 6,000,000 shares of the Company’s common stock, par value $0.01 per share, pursuant to the Equity Distribution Agreement between the Company and the Manager, dated _______________, 20___ (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.
By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager to engage in the following transaction:

[Number of Shares to be sold] [Aggregate Gross Price of Shares to be sold]:	____________________
Minimum price at which Shares may be sold:	____________________
Date(s) on which Shares may be sold:	____________________
Compensation to Manager (if different than the Agreement):	____________________
The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by ____ [a.m.][p.m.] (New York time) on _______________, 20___.
The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed

A-1

to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.
If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.
Very truly yours,

[NAME OF MANAGER]

By:
Name:
Title:

ACCEPTED as of the date
first above written

CALIFORNIA RESOURCES CORPORATION

By:
Name:
Title:

A-2